Exhibit 99.01


                                  PRESS RELEASE



FOR RELEASE: IMMEDIATE

CONTACTS:
Karen Chrosniak, Director of Investor Relations,
Dean Marshall, Director of Finance, or
Jim Brown, Vice President, Finance
(877) 496-6704



                             ADELPHIA ANNOUNCES SALE
                 OF $500 MILLION CONVERTIBLE SUBORDINATED NOTES


Coudersport, PA, April 20, 2001 -- Adelphia Communications Corporation (Nasdaq:
ADLAC) announced the final terms for its previously announced public offering of Convertible Subordinated Notes due 2021. The final prospectus supplement for this transaction provides for an offering of $500 million aggregate principal amount of 3.25% Convertible Subordinated Notes due 2021, prior to the exercise of any underwriters' over-allotment option. The 3.25% Convertible Subordinated Notes due 2021 are convertible into Class A common stock of Adelphia at an initial conversion price of $43.758 per share, subject to adjustment, will be noncallable prior to May 3, 2005, and will be puttable for cash on May 1, 2003 and for cash, Class A common stock or a combination thereof, at the Company's option, on May 1, 2005, 2007, 2011 and 2016.

This public offering will generate gross proceeds totaling approximately $500 million. Net proceeds will be initially invested in cash equivalents or used to repay revolving credit facilities of Adelphia's subsidiaries, and thereafter will be available for general corporate purposes. Closing for the offering is expected to occur on April 25, 2001.

In addition to the 3.25% Convertible Subordinated Notes due 2021 to be sold to the public, the family of John Rigas, Chairman of Adelphia, has entered into an agreement with Adelphia to purchase $400 million aggregate principal amount of 3.25% convertible subordinated notes due 2021 of Adelphia. The economic terms of the notes the Rigas family is purchasing will be substantially similar to the notes being sold in the public offering, except that those notes will be convertible into Class B common stock. The Rigas family will purchase these notes at a price per note equal to the public offering price less the underwriting discount in the public offering, plus an interest factor. The closing on this Rigas family purchase is to occur within 270 days after the closing of the above mentioned public offering of 3.25% Convertible Subordinated Notes due 2021.

Salomon Smith Barney Inc. and Banc of America Securities LLC are serving as joint book-running managers of the public offering of 3.25% Convertible Subordinated Notes due 2021, with BMO Nesbitt Burns Corp., First Union Securities, Inc., Morgan Stanley Dean Witter, BNY Capital Markets, Inc., Credit Lyonnais Securities, JPMorgan, Scotia Capital and SG Cowen serving as co-managers. Copies of prospectuses may be obtained from Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 or Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, New York 10019.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the 3.25% Convertible Subordinated Notes due 2021 in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, acquisitions and divestitures, risks associated with the Company's growth and financings, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to execute on its business plans and to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's Form 10-K for the year ended December 31, 2000, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.